THE ADVISORS' INNER CIRCLE FUND II
                           (FORMERLY, THE ARBOR FUND)
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                                   SCHEDULE A
                            AS AMENDED MAY 15, 2013
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                           AS AMENDED AUGUST 12, 2008

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                CLASS OF SHARES           FEES
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Government Money Market                  Class A Shares            0.25%
Fund
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Core Bond Fund                           Class C Shares            0.75%
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Value Fund                               Class C Shares            0.75%
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Growth Fund                              Class C Shares            0.75%
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Burkenroad Small Cap Fund                Class D Shares            0.25%
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Diversified International Fund           Class C Shares            0.75%
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Quantitative Long/Short Fund             Class C Shares            0.75%
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Louisiana Tax-Free Income                Class C Shares            0.75%
Fund
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Mississippi Tax-Free Income              Class C Shares            0.75%
Fund
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Diversified Income Fund                  Class C Shares            0.75%
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